As filed with the Securities and Exchange Commission on November 29, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Revelyst, Inc.
(Exact name of registrant as specified in its charter)

Delaware	88-3763984
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

P.O. Box 1411 Providence, RI	02901
(Address of Principal Executive Offices)	(Zip Code)

Revelyst, Inc. Stock Incentive Plan
Revelyst, Inc. Employee Stock Purchase Plan
(Full title of the plan)
Jung Choi
General Counsel
Revelyst, Inc.
P.O. Box 1411
Providence, RI 02901
(763) 433-1000

(Name and address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Revelyst, Inc.	Cravath, Swaine & Moore LLP
P.O. Box 1411 Providence, RI 02901 (763) 433-1000 Attn: Jung Choi	Two Manhattan West 375 Ninth Avenue New York, NY 10001 (212) 474-1000 Attn: Craig F. Arcella Aaron M. Gruber Bethany A. Pfalzgraf
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Revelyst, Inc. (the “Registrant”), relating to up to an aggregate of (i) 2,919,444 shares of its common stock, par value, $0.01 per share (“Common Stock”), issuable to eligible participants of the Registrant and its subsidiaries pursuant to the Revelyst, Inc. Stock Incentive Plan (the “SIP”) and (ii) 1,000,000 shares of its Common Stock issuable to eligible participants of the Registrant and its subsidiaries under the Revelyst, Inc. Employee Stock Purchase Plan (the “ESPP” and, together with the SIP, the “Equity Plans”).
Part I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428(b)(1) under the Securities Exchange Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I have been or will be delivered to the participants in the Equity Plans as applicable and as required by Rule 428(b).
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, which have been filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”), are incorporated by reference herein and shall be deemed to be a part hereof:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended March 31, 2024, filed on June 28, 2024, as amended by Amendment No. 1 on Form 10-K/A, filed with the Commission on July 29, 2024;
(b)	the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2024, filed on August 14, 2024, and September 30, 2024, filed on November 13, 2024;
(c)	the Registrant’s Current Reports on Form 8-K, filed with the Commission on October 7, 2024 and November 27, 2024; and
(d)
the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A, filed on November 26, 2024, including all amendments and reports for the purpose of updating such description.

In addition, all reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. In no event, however, unless stated otherwise in the applicable report, will any information that the Registrant has disclosed or will disclose under Item 2.02 or 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement.
For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.

Item 5. Interests of Named Experts and Counsel.
The validity of the common stock being offered hereby has been passed upon for the Registrant by Jung Choi, General Counsel and Corporate Secretary of the Registrant.
Item 6. Indemnification of Directors and Officers.
The Registrant is incorporated under the laws of the State of Delaware.
Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation or, at the request of the corporation, of another enterprise, including employee benefit plans. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:
•for any breach of the director’s duty of loyalty to the corporation or its stockholders;
•for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•under Section 174 of the DGCL, relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or
•for any transaction from which the director derived an improper personal benefit.
The limitation of liability does not apply to liabilities arising under the federal or state securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.
The Registrant’s Amended and Restated Certificate of Incorporation and its Amended and Restated Bylaws include provisions that (i) eliminate the personal liability of our directors and officers for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the DGCL, and (ii) require the Registrant to indemnify, to the fullest extent allowable under the DGCL, its directors and officers for liability for actions taken as one of the Registrant’s directors or officers, or for serving at the Registrant’s request as a director or officer or another position at another corporation or enterprise, as the case may be. The Registrant’s Amended and Restated Bylaws also provide that the Registrant must indemnify and advance reasonable expenses to the Registrant’s directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL. The Registrant’s Amended and Restated Bylaws expressly authorize the Registrant to carry directors’ and officers’ insurance to protect the Registrant, its directors, officers, and certain other employees from some liabilities.
The foregoing is only a general summary of certain aspects of Delaware law and the Registrant’s certificate of incorporation and bylaws dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of those sections of the DGCL referenced above and the certificate of incorporation and the bylaws of the Registrant.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.
The following Exhibits are filed herewith unless otherwise indicated.

Exhibit Number	Description of Exhibit
4.1
Amended and Restated Certificate of Incorporation of Revelyst, Inc., filed as Exhibit 3.1 to the Registrant’s Report on Form 8-K filed with the Commission on November 27, 2024, and incorporated herein by reference.

4.2	Amended and Restated Bylaws of Revelyst, Inc., filed as Exhibit 3.2 to the Registrant’s Report on Form 8-K filed with the Commission on November 27, 2024, and incorporated herein by reference.
5.1	Opinion of Jung Choi.*
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm of Revelyst, Inc.*
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm of Revelyst Business*
23.3	Consent of Jung Choi, included as part of the opinion filed as Exhibit 5.1 hereto and incorporated herein by reference.*
24.1	Power of Attorney (included on the signature page to this Registration Statement).*
99.1	Revelyst, Inc. Stock Incentive Plan.*
99.2	Revelyst, Inc. Employee Stock Purchase Plan.*
107	Filing Fee Table*
*Filed herewith.
Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island, on November 29, 2024.

REVELYST, INC.

By:	/s/ Jung Choi
Name: Jung Choi
Title: General Counsel and Corporate Secretary

POWER OF ATTORNEY

Each of the undersigned officers and directors of Revelyst, Inc. hereby severally constitutes and appoints Jung Choi, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or such person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Eric Nyman	Chief Executive Officer and Director	November 29, 2024
Eric Nyman	(Principal Executive Officer)

/s/ Andrew Keegan	Chief Financial Officer	November 29, 2024
Andrew Keegan	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Callahan	Director	November 29, 2024
Michael Callahan

/s/ Gerard Gibbons	Director	November 29, 2024
Gerard Gibbons

/s/ Bruce Grooms	Director	November 29, 2024
Bruce Grooms

/s/ Gary L. McArthur	Director and Chair of the Board	November 29, 2024
Gary L. McArthur

/s/ Michael D. Robinson	Director	November 29, 2024
Michael D. Robinson

/s/ Robert M. Tarola	Director	November 29, 2024
Robert M. Tarola

/s/ Lynn M. Utter	Director	November 29, 2024
Lynn M. Utter